UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 18, 2005

FALCON PRODUCTS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11577	43-0730877
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
10650 Gateway Blvd., St. Louis, Missouri 63132 (Address of Principal Executive Offices) (Zip Code)
(314) 991-9200 (Registrant's Telephone Number, Including Area Code)
Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03 Bankruptcy or Receivership

As previously disclosed, on January 31, 2005, Falcon Products, Inc. (the "Company") and each of its direct and indirect domestic subsidiaries (collectively, the "Debtors") filed voluntary petitions under Chapter 11 of Title 11 of the United States Code (the "Code") in the United States Bankruptcy Court for the Eastern District of Missouri (Eastern Division) (the "Bankruptcy Court"). The Debtors continued to operate their businesses as debtors-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with applicable provisions of the Code.

On October 18, 2005, the Bankruptcy Court entered an order (the "Confirmation Order") confirming the Debtors' Third Amended Joint Plan of Reorganization, dated as of October 3, 2005 (the "Joint Plan"). The Debtors will emerge from bankruptcy upon satisfaction or waiver of the conditions to the effective date (the "Effective Date") of the Joint Plan, which conditions include, among others, finalization of exit financing arrangements and termination of the Company's three pension plans (the "Plans"). At a hearing held on October 6, 2005, the Bankruptcy Court ruled that the Debtors satisfied the financial requirements for a distress termination of the Plans despite objections made by the Pension Benefit Guaranty Company ("PBGC"). The Bankruptcy Court has not yet entered its order reflecting that ruling, and the PBGC has advised the Debtors that it has not yet determined whether it will appeal the ruling. While the Debtors have engaged in ongoing discussions with the PBGC since the date of the distress termination ruling, they are currently unable to assess when the PBGC will make its decision regarding a possible appeal or when the PBGC will complete the other administrative matters required to effect the termination of the Plans. The Debtors are currently working with the PBGC to satisfy this condition. Copies of the Joint Plan and the Confirmation Order are attached hereto as Exhibits 2.01 and 2.02, respectively, and are incorporated herein by reference.

On October 18, 2005, the Company had approximately 9,791,977 shares of common stock issued and outstanding. On the Effective Date, all of the issued and outstanding shares of capital stock of the Company shall be cancelled, 100,000 shares of common stock of the Company will be authorized and 2,000 shares of common stock of the Company will be issued, a majority of which will be held by funds affiliated with Oaktree Capital Management, LLC and Whippoorwill Associates, Inc. Accordingly, on or as soon as practicable after the Effective Date, the Company intends to take the steps necessary to cease being subject to the periodic reporting requirements of the federal securities laws. Consequently, it is expected that other than the filing of Form 15 under the Securities Exchange Act of 1934, as amended, no further reports or filings under the federal securities laws will be issued or made by the Company.

Information regarding the assets and liabilities of the Company in the form of an unaudited consolidated balance sheet as of a recent practicable date will be filed by amendment to this Current Report on Form 8-K.

The following is a summary of the material features of the Joint Plan. This summary only highlights certain of the substantive provisions of the Joint Plan and is not intended to be a complete description of, or a substitute for a full and complete reading of, the Joint Plan. This summary is qualified in its entirety by reference to the full text of the Joint Plan. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Joint Plan.

A.    Classification and Treatment of Claims and Interests.

1.    Classified Claims. The Joint Plan classifies Claims against and Interests in the Debtors into several Classes and are summarized in the following table:

Class	Description	Impaired/ Unimpaired	Entitled to Vote	Treatment
Class 1A	Fleet Revolver Claims	Unimpaired	Not Voting	100% paid postpetition
Class 1B	Term Component Loan Lender Claims	Unimpaired	Not Voting	100% paid postpetition
Class 2	Group A Secured Lenders' Claims	Impaired	Voting	$70 million obligation less Excess Plan Funding Proceeds Reinstated and default interest at rate of 1% per annum paid on the Effective Date
Class 3	Group B Secured Lenders' Claims	Impaired	Voting	New Common Stock
Class 4	Other Secured Claims	Unimpaired	Not Voting	Allowed Class 4 Claims are Reinstated
Class 5	Other Priority Claims	Unimpaired	Not Voting	100% paid on the Effective Date
Class 6A	General Unsecured/ Noteholders' Claims	Impaired	Voting	Creditor Trust Beneficiaries will receive the Committee's Avoiding Power Causes of Action Litigation Proceeds, if any, and the Creditor Trust will pursue all Individual Creditor Claims on behalf of those Creditors who assign such Claims to the Creditor Trust
Audit Committee Report Retained Rights of Action Litigation Proceeds, if any, as provided for the Joint Plan
Opportunity to participate in Rights Offering if Eligible Investor

Class 6B	Insurance-Covered Claims	Impaired	Not Voting	Have the option of (1) waiving Class 6A Claims and pursuing insurance policy proceeds in non-Bankruptcy Court, or retaining Class 6A Claim, and (2) pursuing insurance proceeds in Bankruptcy Court or District Court
Class 6C	Junior Convertible Debenture Holders	Impaired	Not Voting	No recovery
Class 7A	Falcon Interest Holders	Impaired	Not Voting	No recovery
Class 7B	Epic Interest Holders	Impaired	Not Voting	No recovery

2.    Unclassified Claims.

(a)    Administrative Claims and Administrative Tax Claims. The Joint Plan generally provides that as soon as practicable after the later of: (i) the Effective Date and (ii) the date on which such Claim becomes an Allowed Administrative Claim or Allowed Administrative Tax Claim, the Reorganized Debtors will pay to each Holder of such Claim, on account of and in full satisfaction of such Claim, Cash equal to the amount of such Claim, unless the Holder agrees to other treatment of such Claim.

(b)    Priority Tax Claims. Except as otherwise agreed to by the Debtors or the Reorganized Debtors and the applicable taxing authority, the Reorganized Debtors will pay each Holder of an Allowed Priority Tax Claim deferred Cash payments, over a period not exceeding six years from the date of assessment of such Allowed Priority Tax Claim, in an aggregate amount equal to the amount of such Allowed Claim, plus interest from the Effective Date on the unpaid potion of such Allowed Priority Tax Claim (without any penalty of any kind).

(c)    DIP Facility Claims. All of the superpriority administrative claims of the DIP Agent and the DIP Lenders arising under or pursuant to the DIP Facility will be paid in full in Cash on the Effective Date.

B.    Summary of the Implementation of the Joint Plan.

1.    Exit Financing Transactions.

(a)    Exit Facility. No later than the Effective Date, the Reorganized Debtors shall enter into the Exit Facility, pursuant to which a revolving loan commitment of $25 million shall then be available to the Reorganized Debtors for borrowing. The funds from the Exit Facility will be used for, among other things, general corporate purposes, and to pay Allowed Claims as required under the Joint Plan. The Exit Facility will be secured by a first priority valid, perfected lien on all assets of the Reorganized Debtors.

(b)    Amended Term A Secured Loan. On or about the Effective Date, the Reorganized Debtors shall enter into the Amended Term A Loan Agreement, pursuant to which the $70 million obligation under the Term A Loan Agreement shall be Reinstated. The Amended Term A Loan Agreement will be secured by a valid, perfected lien on all assets of the Reorganized Debtors, subject only to the liens secured the Exit Facility.

(c)    Post-Confirmation Term B Secured Loan. On or about the Effective Date, the Reorganized Debtors will enter into the Post-Confirmation Term B Secured Loan Agreement, pursuant to which the Reorganized Debtors shall borrow $20 million. The proceeds of the Post-Confirmation Term B Secured Loan will be used to, among other things, pay off the DIP Facility Claims and to pay certain Allowed Claims as required under the Joint Plan.

(d)    The Rights Offering. Prior to the Effective Date, there will be an equity infusion of $30 million in Cash into the Reorganized Debtors through a Rights Offering. Pursuant to the Rights Offering, all Eligible Class 6A Claimholders have been offered the opportunity to purchase their Class 6A Share of the New Common Stock of Reorganized Falcon. Pursuant to the Backstop Agreement, the Backstop Parties will backstop the Rights Offering by agreeing to purchase all Rights Offering Shares that are not subscribed for in the Rights Offering by Eligible Class 6A Claimholders.

The rights and the underlying securities issuable upon exercise of the rights have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security.

2.    Required Transactions.

(a)    The Reorganized Debtors. On or immediately prior to the Effective Date, (i) Epic shall be merged with and into Reorganized Falcon and the shares of capital stock of Epic shall be cancelled, Epic shall cease to exist, and Reorganized Falcon shall continue as the surviving company, (ii) Reorganized Falcon shall issue the New Common Stock to Holders of Class 3 Claims and (iii) the Reorganized Debtors shall amend and restate their respective certificates of incorporation and their existing by-laws, to the extent necessary to effect the Joint Plan.

(b)    Management Incentive Plan. On the Effective Date, the Reorganized Debtors shall adopt and implement the Management Incentive Plan, pursuant to which designated members of senior management of the Reorganized Debtors will be granted equity interests as further set forth in the Joint Plan.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

2.01	Third Amended Joint Plan of Reorganization, dated as of October 3, 2005.
2.02	Order Confirming Third Amended Joint Plan of Reorganization, dated as of October 17, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 26, 2005

FALCON PRODUCTS, INC.
By: /s/ Neal R. Restivo Name: Neal R. Restivo Title: Corporate Vice President and Chief Financial Officer

EXHIBIT INDEX

2.01	Third Amended Joint Plan of Reorganization, dated as of October 3, 2005.
2.02	Order Confirming Third Amended Joint Plan of Reorganization, dated as of October 17, 2005.